EXHIBIT 2.3
SECURITY AGREEMENT
THIS SECURITY AGREEMENT dated as of September 30, 2011 (as amended, modified, restated or supplemented from time to time, the “Security Agreement”) is by and among CCG OF LOUISIANA, LLC, a Delaware limited liability company (the “Grantor”) and MEDCATH FINANCE COMPANY, LLC, (the “Seller”).
W I T N E S S E T H
WHEREAS, this Security Agreement is required as collateral for the obligations pursuant to that certain Promissory Note dated as of the date hereof (as amended, modified, supplemented, restated and/or replaced from time to time, the “Note”) among Cardiovascular Care Affiliates, Inc., CCG of Louisiana, LLC, MedCath Finance Company, LLC (the “Seller”) and Louisiana Medical Center and Heart Hospital, LLC and the other Note Documents (as such term is defined in the Note);
NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Definitions.
(a) Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Note.
(b) The following terms shall have the meanings assigned thereto in the UCC: Accession, Account, Chattel Paper, Deposit Account, Document, Electronic Chattel Paper, Equipment, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Property, Proceeds, Supporting Obligation and Tangible Chattel Paper.
(c) As used herein, the following terms shall have the meanings set forth below:
“Collateral” has the meaning provided in Section 2 hereof.
“Intercompany Notes” means collectively, all of the notes, loan agreements, amendments and other documents evidencing debt of Hospital owed to MedCath Finance Company, LLC prior to the Closing Date that is being transferred to Seller or its designees as of the Closing Date.
“Secured Obligations” means, without duplication, (i) all advances to, and debts, liabilities, obligations, covenants and duties of, any Maker arising under any Note Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Maker or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (ii) all costs and expenses incurred in connection with enforcement and collection of the Secured Obligations described in the foregoing clause (i) including, without limitation, attorneys’ fees and disbursements.
“Secured Parties” means, collectively, the Seller and any holder of the Secured Obligations.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Delaware on the date hereof.
2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, Grantor hereby grants to the Seller, for the benefit of the Secured Parties, a continuing security interest in, and a right to set off against, any and all right, title and interest of Grantor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):
(a) all Intercompany Notes;

(b) the Management Services Agreement, dated January 24, 2001, between Louisiana Hospital Management, LLC and the Louisiana Medical Center and Heart Hospital, LLC, the Amended and Restated Operating Agreement of the Company in effect as of September 30, 2011 and the other agreements referenced in Schedule 2 hereto;
(c) all Equity Interests in Louisiana Medical Center and Heart Hospital, LLC owned by Grantor;
(d) all cash and currency related to the property described in (a) — (c) above;
(e) all Chattel Paper related to the property described in (a) — (c) above;
(f) all Deposit Accounts related to the property described in (a) — (c) above;
(g) all Documents related to the property described in (a) — (c) above;
(h) all General Intangibles related to the property described in (a) — (c) above;
(i) all Goods related to the property described in (a) — (c) above;
(j) all Instruments related to the property described in (a) — (c) above;
(k) all Investment Property related to the property described in (a) — (c) above;
(l) all Supporting Obligations related to the property described in (a) — (c) above; and
(m) to the extent not otherwise included, all Accessions and all Proceeds of any and all of the foregoing.
The Grantor and the Seller hereby acknowledge and agree that the security interest created hereby in the Collateral constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising.
3. Representations and Warranties. Grantor hereby represents and warrants to the Seller, for the benefit of the Secured Parties, that so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated:
(a) Legal Name.
(i) Grantor’s exact legal name (and since inception has been), and Grantor’s taxpayer identification number and organization identification number are as set forth on Schedule 1 hereto.
(ii) Grantor’s state of formation is (and since inception has been) as set forth on Schedule 1 hereto.
(iii) Other than as set forth on Schedule 1 hereto, Grantor has not been party to a merger, consolidation or other change in structure or used any tradename in the prior five years.
(b) Ownership. In reliance upon representations made by Seller to Grantor pursuant to the Debt and Equity Purchase Agreement dated as of September 30, 2011 among Grantor, Seller and Louisiana Hospital Management, LLC (the “Purchase Agreement”), Grantor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same.

(c) Security Interest/Priority. This Security Agreement creates a valid security interest in favor of the Seller in the Collateral of Grantor and, when properly perfected by filing, shall constitute a valid, perfected security interest in such Collateral, to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Liens permitted by Section 7.2 of the Note or other Liens that may have existed prior to the Purchase Agreement as of September 30, 2011.
4. Covenants. Grantor covenants that, so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated, Grantor shall:
(a) Other Liens. Defend the Collateral against Liens therein other than Liens permitted by Section 7.2 of the Note or other Liens that may have existed prior to the Purchase Agreement as of September 30, 2011.
(b) Instruments/Tangible Chattel Paper/Documents. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, or if any property constituting Collateral shall be stored or shipped subject to a Document, (i) ensure that such Instrument, Tangible Chattel Paper or Document is either in the possession of Grantor at all times or, if requested by the Seller, is immediately delivered to the Seller, duly endorsed in a manner satisfactory to the Seller and (ii) ensure that any Collateral consisting of Tangible Chattel Paper is marked with a legend acceptable to the Seller indicating the Seller’s security interest in such Tangible Chattel Paper.
(c) Change in Structure, Location or Type. Not, without providing ten days prior written notice to the Seller (i) change its name or state of formation, (ii) be party to a merger, consolidation or other change in structure or (iii) use any tradename other than as set forth on Schedule 1 hereto.
(d) Perfection of Security Interest. Execute and deliver to the Seller such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Seller may reasonably request) and do all such other things as the Seller may reasonably deem necessary, appropriate or convenient (i) to assure to the Seller the effectiveness, perfection and priority of its security interests in the Collateral hereunder, including such instruments as the Seller may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (ii) to consummate the transactions contemplated by this Security Agreement and (iii) to otherwise protect and assure the Seller of its rights and interests hereunder. To that end, Grantor authorizes the Seller to file one or more financing statements (with collateral descriptions broader, including without limitation “all assets” and/or “all personal property” collateral descriptions, and/or less specific than the description of the Collateral contained herein) disclosing the Seller’s security interest in any or all of the Collateral of Grantor without Grantor’s signature thereon, and further Grantor also hereby irrevocably makes, constitutes and appoints the Seller, its nominee or any other Person whom the Seller may designate, as Grantor’s attorney-in-fact with full power and for the limited purpose to sign in the name of Grantor any such financing statements (including renewal statements), amendments and supplements, notices or any similar documents that in the Seller’s reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as the Secured Obligations remain unpaid and until the commitments relating thereto shall have been terminated. Grantor hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or any such financing statement is sufficient for filing as a financing statement by the Seller without notice thereof to Grantor wherever the Seller may in its sole discretion desire to file the same. In the event for any reason the law of any jurisdiction other than Delaware becomes or is applicable to the Collateral of any Grantor or any part thereof, or to any of the Secured Obligations, Grantor agrees to execute and deliver all such instruments and to do all such other things as the Seller in its sole discretion reasonably deems necessary, appropriate or convenient to preserve, protect and enforce the security interests of the Seller under the law of such other jurisdiction (and, if Grantor shall fail to do so promptly upon the request of the Seller, then the Seller may execute any and all such requested documents on behalf of Grantor pursuant to the power of attorney granted hereinabove). If any Collateral is in the possession or control of Grantor’s agents and the Seller so requests, Grantor agrees to notify such agents in writing of the Seller’s security interest therein and, upon the Seller’s request, instruct them to hold all such Collateral for the account of the Secured Parties, subject to the Seller’s instructions. Grantor agrees to mark its books and records to reflect the security interest of the Seller in the Collateral.

(e) Control. Execute and deliver (and cause to be executed and delivered) all agreements, assignments, instruments or other documents as the Seller shall reasonably request for the purpose of obtaining and maintaining control within the meaning of the UCC with respect to any Collateral consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.
(f) Insurance. Insure, repair and replace the Collateral of Grantor as set forth in the Note. All insurance proceeds shall be subject to the security interest of the Seller hereunder.
5. Advances by Seller. On failure of any Grantor to perform any of the covenants and agreements contained herein, the Seller may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Seller may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures that the Seller may make for the protection of the security hereof or that may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Makers on a joint and several basis (subject to Sections 9.1 and 9.2 of the Note) promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date payment of said amounts is demanded at the Default Rate. No such performance of any covenant or agreement by the Seller on behalf of Grantor, and no such advance or expenditure therefor, shall relieve the Grantor of any default under the terms of this Security Agreement, the other Note Documents or any other documents relating to the Secured Obligations. The Seller may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.
6. Remedies.
(a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Seller shall have, in addition to the rights and remedies provided herein, in the Escrow Agreement, in the Note Documents, in any other documents relating to the Secured Obligations, or by law (including, without limitation, levy of attachment and garnishment), the rights and remedies of a Seller under the Uniform Commercial Code of the jurisdiction applicable to the affected Collateral and, further, the Seller may, with or without judicial process or the aid and assistance of others, and in accordance with applicable law, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantor, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantor to assemble and make available to the Seller at the expense of the Grantor any Collateral at any place and time designated by the Seller that is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which the Grantor hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Seller deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). The Grantor acknowledges that any private sale referenced above may be at prices and on terms less favorable to the seller than the prices and terms that might have been obtained at a public sale and agrees that such private sale shall be deemed to have been made in a commercially reasonable manner. Neither the Seller’s compliance with applicable law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. In addition to all other sums due the Seller and the Secured Parties with respect to the Secured Obligations, the Grantor shall pay the Seller and each of the Secured Parties all reasonable documented costs and expenses incurred by the Seller or any such Seller, including, but not limited to, attorneys’ fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Seller or the Secured Parties or the Grantor concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the Debtor Relief Laws. To the extent the rights of notice cannot be legally waived hereunder, Grantor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Grantor in accordance with the notice provisions of Section 10.1(b) of the Note at least ten Business Days before the time of sale or other event giving rise to the requirement of such notice. The Seller shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, any Secured Party may be a purchaser at any such sale. To the extent permitted by applicable law, the Grantor hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Seller and the Secured Parties may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Seller may further postpone such sale by announcement made at such time and place.
(b) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Seller shall have the right to enter and remain upon the various premises of the Grantor without cost or charge to the Seller, and use the same, together with materials, supplies, books and records of the Grantor for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Seller may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.
(c) Nonexclusive Nature of Remedies. Failure by the Seller or the Secured Parties to exercise any right, remedy or option under this Security Agreement, any other Note Document, any other documents relating to the Secured Obligations, or as provided by law, or any delay by the Seller or the Secured Parties in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Seller or the Secured Parties shall only be granted as provided herein. To the extent permitted by law, neither the Seller, the Secured Parties, nor any party acting as attorney for the Seller or the Secured Parties, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Seller and the Secured Parties under this Security Agreement shall be cumulative and not exclusive of any other right or remedy that the Seller or the Secured Parties may have.
(d) Retention of Collateral. To the extent permitted under applicable law, in addition to the rights and remedies hereunder, upon the occurrence and during the continuance of an Event of Default, the Seller may, after providing the notices required by Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Collateral in satisfaction of the Secured Obligations. Unless and until the Seller shall have provided such notices, however, the Seller shall not be deemed to have accepted or retained any Collateral in satisfaction of any Secured Obligations for any reason.
(e) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Seller or the Secured Parties are legally entitled, the Makers shall be jointly and severally liable for the deficiency (subject to Sections 9.1 and 9.2 of the Note), together with interest thereon at the Default Rate, together with the costs of collection and attorneys’ fees. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Makers or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.
7. Rights of the Seller.
(a) Power of Attorney. In addition to other powers of attorney contained herein, Grantor hereby designates and appoints the Seller, on behalf of the Secured Parties, and each of its designees or Sellers, as attorney-in-fact of Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:
(i) to demand, collect, settle, compromise and adjust, and give discharges and releases concerning the Collateral, all as the Seller may reasonably deem appropriate;
(ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle or compromise any action, suit or proceeding brought and, in connection therewith, give such discharge or release as the Seller may reasonably deem appropriate;
(iv) to receive, open and dispose of mail addressed to a Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral on behalf of and in the name of Grantor, or securing, or relating to such Collateral;
(v) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;
(vi) to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Seller or as the Seller shall direct;
(vii) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;
(viii) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services that have given rise thereto, as fully and completely as though the Seller were the absolute owner thereof for all purposes;
(ix) to adjust and settle claims under any insurance policy relating thereto;
(x) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security and pledge agreements, affidavits, notices and other agreements, instruments and documents that the Seller may reasonably deem appropriate in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated therein;
(xi) to institute any foreclosure proceedings that the Seller may reasonably deem appropriate; and
(xii) to do and perform all such other acts and things as the Seller may reasonably deem appropriate or convenient in connection with the Collateral.
This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations shall remain outstanding and until all of the commitments relating thereto shall have been terminated. The Seller shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Seller in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Seller shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Seller solely to protect, preserve and realize upon its security interest in the Collateral.
(b) The Seller’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Seller hereunder, the Seller shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantor shall be responsible for preservation of all rights in the Collateral, and the Seller shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantor. The Seller shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Seller accords its own property of such type, which shall be no less than the treatment employed by a reasonable and prudent secured party in the industry, it being understood that the Seller shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Seller shall have no obligation to clean, repair or otherwise prepare the Collateral for sale.

8. Rights of Required Sellers. All rights of the Seller hereunder, if not exercised by the Seller, may be exercised by the Secured Parties.
9. Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Seller or any of the Secured Parties in cash or its equivalent, will be applied in reduction of the Secured Obligations first to principal, then to interest and thereafter to other obligations hereunder and under the Note, and Grantor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Seller shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Seller’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.
10. Continuing Agreement.
(a) This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated. Upon payment of all Secured Obligations and termination of the commitments related thereto, this Security Agreement and the liens and security interests of the Seller hereunder shall be automatically terminated and the Seller shall, upon the request and at the expense of the Grantor, execute and deliver all UCC termination statements and/or other documents reasonably requested by the Grantor evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Security Agreement.
(b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Seller or any Secured Party as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all costs and expenses (including, without limitation, attorneys’ fees and disbursements) incurred by the Seller or any Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.
11. Amendments and Waivers. This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 10.3 of the Note.
12. Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon the Grantor, its successors and assigns, and shall inure, together with the rights and remedies of the Seller and the Secured Parties hereunder, to the benefit of the Seller and the Secured Parties and their successors and permitted assigns; provided, however, the Grantor may not assign its rights or delegate its duties hereunder without the prior written consent of the requisite Secured Parties under the Note. To the fullest extent permitted by law, the Grantor hereby releases the Seller and each Secured Party, their respective successors and assigns and respective officers, attorneys, employees and Sellers, from any liability for any act or omission or any error of judgment or mistake of fact or of law relating to this Security Agreement or the Collateral, except for (i) any liability arising from the gross negligence or willful misconduct of the Seller or such holder, or their respective officers, attorneys, employees or Sellers, and (ii) violations of Seller’s obligations as to title, condition or other sources of liability related to the assets transferred by Seller constituting Collateral, any indemnification or other liability of Seller arising under the Purchase Agreement.
13. Notices. All notices required or permitted to be given under this Security Agreement shall be given as provided in Section 10.1 of the Note.
14. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.

15. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.
16. Governing Law; Submission to Jurisdiction; Venue.
(a) THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE SELLER AND EACH SECURED PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT OR ANY OTHER NOTE DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF GEORGIA SITTING IN ATLANTA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, GRANTOR AND THE SELLER, ON BEHALF OF ITSELF AND EACH SECURED PARTY, CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. GRANTOR AND THE SELLER, ON BEHALF OF ITSELF AND EACH SECURED PARTY, IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS SECURITY AGREEMENT OR ANY OTHER NOTE DOCUMENT OR OTHER DOCUMENT RELATED THERETO. GRANTOR AND THE SELLER, ON BEHALF OF ITSELF AND EACH SECURED PARTY, WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.
17. Waiver of Right to Trial by Jury.
EACH PARTY TO THIS SECURITY AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS SECURITY AGREEMENT OR ANY OTHER NOTE DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS SECURITY AGREEMENT OR ANY OTHER NOTE DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS SECURITY AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT
18. Severability. If any provision of this Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.
19. Entirety. This Security Agreement, the other Note Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Note Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.
20. Survival. All representations and warranties of the Grantor hereunder shall survive the execution and delivery of this Security Agreement, the other Note Documents and the other documents relating to the Secured Obligations, the delivery of the Notes and the extension of credit thereunder or in connection therewith.

21. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by a Grantor), or by a guarantee, endorsement or property of any other Person, then, subject to Section 9.1 of the Note, the Seller shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Seller shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Seller shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Seller or the Secured Parties under this Security Agreement, under any of the other Note Documents or under any other document relating to the Secured Obligations.
[Signature Pages Follow]

Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.
GRANTOR:

CCG OF LOUISIANA, LLC
By:	/s/ Douglas L. Koppang, Jr.
	Name:	Douglas L. Koppang, Jr.
	Title:	Vice-President, CFO & Secretary

Accepted and agreed to as of the date first above written.

MEDCATH FINANCE COMPANY, LLC, as Seller

By:	/s/ James A. Parker Name: James A. Parker
Title: Manager

CARDIOVASCULAR CARE AFFILIATES, INC., as a Maker

By:	/s/ Douglas J. Koppang, Jr.

Name: Douglas L. Koppang, Jr.
Title: Vice-President, CFO & Secretary

SCHEDULE 1
Grantor’s exact legal name since its formation, and Grantor’s taxpayer identification number and organization identification number are:
CCG of Louisiana, LLC
Taxpayer identification number:
Organizational identification number:
Grantor’s state of formation is and has been since its formation:
Delaware

Schedule 2
Right of First Refusal Agreement by and between Ratnakar Pernenkil and MedCath Physician Management, Inc. effective as of December 22, 2000.
Right of First Refusal Agreement by and between Cardiology Institute and MedCath Physician Management, Inc. effective as of December 22, 2000.
Right of First Refusal Agreement by and between Cardiology Institute and MedCath Physician Management, Inc. effective as of December 22, 2000.
Right of First Refusal Agreement by and between Cardiology Institute and MedCath Physician Management, Inc. effective as of December 22, 2000.
Right of First Refusal Agreement by and between Northshore Surgical and MedCath Physician Management, Inc. effective as of January 19, 2001.
Right of First Refusal Agreement by and between James J. McKinnie MD and MedCath Physician Management, Inc. effective as of October 17, 2000.
Right of First Refusal Agreement by and between Cary Gray MD and MedCath Physician Management, Inc. effective as of January 24, 2001.
Right of First Refusal Agreement by and between Northshore Cardiovascular Associates and MedCath Physician Management, Inc. effective as of December 14, 2000.
Right of First Refusal Agreement by and between Cardiovascular Associates, LLC and MedCath Physician Management, Inc. effective as of November 16, 2000.
Right of First Refusal Agreement by and between John B. Logan, M.D. and MedCath Physician Management, Inc. effective as of November 16, 2000.
Right of First Refusal Agreement by and between Heart & Vascular Clinic and MedCath Physician Management, Inc. effective as of November 16, 2000.
Right of First Refusal Agreement by and between Northshore Surgical Affiliates and MedCath Physician Management, Inc. effective as of January 19, 2001.
Right of First Refusal Agreement by and between Northlake Cardiology Associates and MedCath Physician Management, Inc. effective as of January 11, 2001.
Right of First Refusal Agreement by and between CardioThoracic Surgery PA and MedCath Physician Management, Inc. effective as of January 9, 2001.